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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, DC  20549

                               ______________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934





Date of report (Date of earliest event reported)   January 19, 1995



                     BANKERS TRUST NEW YORK CORPORATION
             (Exact Name of Registrant as Specified in Charter)



         New York                   1-5920           13-6180473
(State or Other Jurisdiction      (Commission      (IRS Employer
      of Incorporation)           File Number)   Identification No.)



280 Park Avenue, New York, New York                              10017
(Address of Principal Executive Offices)                       (Zip Code)



Registrant's telephone number, including area code  (212) 250-2500



                                    N/A
       (Former Name or Former Address, if Changed Since Last Report)









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Item 5.     Other Events

            The purpose of this Current Report on Form 8-K is to file certain financial information to be incorporated into currently effective registration statements filed by Bankers Trust New York Corporation (the "Corporation") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. Such information contained in the Corporation's Press Release dated January 19, 1995, attached hereto as
Exhibit 99.1, is described below and is incorporated herein by reference.

      1.    Review of certain financial information.

      2. The unaudited consolidated financial position of Bankers Trust New York Corporation and its subsidiaries at December 31, 1994 and 1993 and its unaudited consolidated results of operations for each of the three-month periods and the years then ended.

            In the opinion of the Corporation's management, the information described above reflected all material adjustments necessary for a fair presentation of the Corporation's consolidated financial position at December 31, 1994 and 1993 and its consolidated results of operations for each of the three-month periods and the years then ended. All such adjustments were of a normal recurring nature.

            Detailed information, including notes to financial statements, will be provided in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1994.

            This Current Report on Form 8-K also reports that on December 21, 1994, the Corporation and its subsidiaries, Bankers Trust Company and BT Securities Corporation, executed a Memorandum of Understanding with the New York State Banking Department, the terms of which are substantially the same as those of the Written Agreement between the Corporation, such subsidiaries and the Federal Reserve Bank of New York, which was filed by the Corporation with its Current Report on Form 8-K dated December 4, 1994.

Item 7.     Financial Statements, Pro Forma Financial Information and
            Exhibits

      (c)   Exhibits.

            99.1  Press release of the Corporation, dated January 19, 1995.
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                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 23, 1995


                              BANKERS TRUST NEW YORK CORPORATION



                              By:  /s/ James T. Byrne, Jr.
                                 Name:   James T. Byrne, Jr.
                                 Title:  Secretary

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                             INDEX TO EXHIBITS

      99.1  Press release of the Corporation, dated January 19, 1995.